Exhibit 21

                              LIST OF SUBSIDIARIES

                          SUBSIDIARIES OF HUBCO, INC.:

Hudson United Bank, organized under the banking laws of the State of New Jersey. Lafayette American Bank and Trust, organized under the banking laws of the State of Connecticut.
Bank of the Hudson, organized under the banking laws of the State of New York MSB Travel, Inc. organized under the New York Business Laws

                       SUBSIDIARIES OF HUDSON UNITED BANK:

Hendrick Hudson Corp. of New Jersey, organized under the New Jersey Business Corporation Act.
Lafayette Development Corp., organized under the New Jersey Business Corporation Act.
JNB Holdings, Inc. Organized under the New Jersey Business Corporation Act.
UNB Holdings, Inc. Organized under the New Jersey Business Corporation Act.
HUB  Financial  Services,   Inc.,   organized  under  the  New  Jersey  Business
Corporation Act.
HUB Mortgage Investments, Inc., organized under the New Jersey Business Corporation Act.


               SUBSIDIARIES OF LAFAYETTE AMERICAN BANK AND TRUST:

AMBA Realty Corporation, organized under the Connecticut Business Laws. AMBA II Realty Corporation, organized under the Connecticut Business Laws. LAI Company, organized under the Connecticut Business Laws.


                       SUBSIDIARIES OF BANK OF THE HUDSON

POSABK, Inc., organized under the New York Business Laws
Plural Realty, Inc., organized under the New York Business Laws
PSB Building Corp., organized under the New York Business Laws
Hudson Trader Brokerage Services, organized under the New York Business Laws